                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1

                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2)   X
                                                            -----



                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)


        Illinois                                          36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                111 West Monroe Street, Chicago, Illinois  60603
                    (Address of principal executive offices)


               Daniel G. Donovan, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                (312) 461-2908 phone   (312) 461-3525 facsimile
           (Name, address and telephone number for agent for service)



                          NEXTEL COMMUNICATIONS, INC.
                                   (Obligor)


       Delaware                                            36-3939651
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                             1505 Farm Credit Drive
                               McLean, VA  22012
                   (Address of principal executive offices)
                  4  3/4% Convertible Senior Notes, Due 2007

                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

                Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

                The Obligor is not an affiliate of the Trustee.

3. through 15.

                NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

       A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

       A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of September, 1999.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ DGDonovan
     -----------------------
     D. G. Donovan
     Assistant Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ DGDonovan
     -----------------------
     D. G. Donovan
     Assistant Vice President

EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1999, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                              [LOGO] HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1999, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                 THOUSANDS
                                    ASSETS                                                      OF DOLLARS
Cash and balances due from depository institutions:
       Non-interest bearing balances and currency and coin.....................                        $1,223,957
       Interest bearing balances...............................................                          $159,159
Securities:....................................................................
a.  Held-to-maturity securities                                                                                $0
b.  Available-for-sale securities                                                                      $5,664,104
Federal funds sold and securities purchased under agreements to resell                                   $193,550
Loans and lease financing receivables:
       Loans and leases, net of unearned income................................       $9,665,676
       LESS:  Allowance for loan and lease losses..............................         $110,414
                                                                                   -------------

       Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b)....................................................                        $9,555,262
Assets held in trading accounts................................................                          $126,028
Premises and fixed assets (including capitalized leases).......................                          $268,415
Other real estate owned........................................................                              $644
Investments in unconsolidated subsidiaries and associated companies............                               $80
Customer's liability to this bank on acceptances outstanding...................                           $45,535
Intangible assets..............................................................                          $249,724
Other assets...................................................................                        $1,268,631
                                                                                                 ----------------

TOTAL ASSETS                                                                                          $18,755,089
                                                                                                 ================


                                  LIABILITIES
Deposits:
  In domestic offices..........................................................                        $9,627,629
       Non-interest bearing....................................................          $3,074,637
       Interest bearing........................................................          $6,552,992
  In foreign offices, Edge and Agreement subsidiaries, and IBF's...............                        $1,940,306
       Non-interest bearing....................................................             $25,877
       Interest bearing........................................................          $1,914,429
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under agreements to repurchase.......                        $3,592,929
Trading Liabilities                                                                                        41,548
Other borrowed money:..........................................................
a.  With remaining maturity of one year or less                                                        $1,634,473
b.  With remaining maturity of more than one year                                                              $0
Bank's liability on acceptances executed and outstanding                                                  $45,535
Subordinated notes and debentures..............................................                          $225,000
Other liabilities..............................................................                          $396,941

TOTAL LIABILITIES                                                                                     $17,504,361
                                                                                        =========================

EQUITY CAPITAL
Common stock...................................................................                          $100,000
Surplus........................................................................                          $609,314
a.  Undivided profits and capital reserves.....................................                          $636,420
b.  Net unrealized holding gains (losses) on available-for-sale securities                               ($95,006)


TOTAL EQUITY CAPITAL                                                                                   $1,250,728

Total liabilities, limited-life preferred stock, and equity capital............                       $18,755,089
                                                                                        =========================

     I, Christy Wipper, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 CHRISTY WIPPER
                                    7/28/99

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          ALAN G. McNALLY,
          EDWARD W. LYMAN,
          LEO M. HENIKOFF
                                                                      Directors.